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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


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    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12

                              LIDAK PHARMACEUTICALS
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                         CONTACT:      The Dilenschneider Group
                                                       Bob Stone/Ken DiPaola
                                                       212/922-0900

                                                       Gregory P. Hanson, CFO
                                                       619/558-0364 x 210


FOR IMMEDIATE RELEASE


LIDAK PHARMACEUTICALS FILES PROXY WITH THE SEC - WILL ASK SHAREHOLDERS TO APPROVE CORPORATE NAME CHANGE TO AVANIR PHARMACEUTICALS


        San Diego, CA: October 1, 1998: LIDAK Pharmaceuticals (NASDAQ: LDAKA) has filed its definitive proxy with the Securities and Exchange Commission, relating to a proposal approved by its Board of Directors that would change the company's corporate name to Avanir Pharmaceuticals. The name change will require an amendment to the company's articles of incorporation and must be approved by a majority of its shareholders. A special meeting of the shareholders has been scheduled for November 20, 1998 at 1:30 p.m. at LIDAK's corporate headquarters, 9393 Towne Centre Drive, Suite 200, San Diego, California.

        "We have made significant changes in our executive management and commercialization strategy", said president and CEO Gerald J. Yakatan, Ph.D. "To emphasize the importance of these changes to our shareholders and our business partners, we are proposing to change the Company's name to Avanir, which comes from the French word meaning `the future'. The new name reflects our re-positioned company and emphasizes the bright future we are working towards".


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Avanir
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        The name change will not affect the validity of currently outstanding stock certificates nor will shareholders be required to surrender or exchange stock certificates currently held. The company has reserved the new ticker symbol "AVNR" with the Nasdaq Stock Market.

         LIDAK Pharmaceuticals develops therapeutic products for the treatment of virally-caused diseases, allergy and asthma. The company filed a new drug application (NDA) for its first product n-docosanol 10% cream, a topical treatment for oral facial herpes, with the FDA in December 1997. A decision by the FDA is anticipated in the fourth quarter 1998. LIDAK is currently finalizing its product launch plans including possible co-promotional agreements to assist with the marketing of the drug should it receive FDA approval. The company is also seeking in-licensing agreements with other pharmaceutical companies for late stage products to complete its drug pipeline.

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The information contained in this press release, including any forward looking statements contained herein, should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to drug development, clinical trials and litigation. Final decisions made by the FDA, other regulatory agencies and the courts are unpredictable and outside of the influence and/or control of the Company.